EXHIBIT 5

  October 14, 1994



  Reading & Bates Corporation
  901 Threadneedle, Suite 200
  Houston, TX  7707
  Ladies and Gentlemen:

        Reading & Bates Corporation, a Delaware corporation (the "Company"), has prepared and filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-3 (the "Registration Statement") in connection with the proposed offering and sale from time to time of up to 4,230,235 shares (the "Shares") of the Company's common stock, par value $.05 per share (the "Common Stock") by certain selling stockholders to be named in the Registration Statement.

        I am Senior Vice President, Secretary and General Counsel to the Company and have acted for the Company in connection with the proposed offering referred to above. In connection with the opinion rendered below, I have examined originals or copies certified or otherwise identified to my satisfaction of all such records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and such other documents as I have deemed necessary as a basis for the opinion expressed below. In my examination I have assumed the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies, the genuineness of all signatures on documents reviewed by me and the legal capacity of natural persons.

        Based on the foregoing, and having regard to legal considerations I deem relevant, I am of the opinion that the Shares constitute legally issued, fully paid and non-assessable shares of the Company's Common Stock.

        I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                                                   Very truly yours,


                                                   /s/Wayne K. Hillin
                                                   Wayne K. Hillin, Esq.
                                                   Senior  Vice  President,
                                                   General    Counsel   and
                                                   Secretary